UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 7, 2021

SIRIUS INTERNATIONAL INSURANCE GROUP, LTD.
(Exact name of registrant as specified in charter)

Bermuda	001-38731	98-0529995
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 Wesley Street
Hamilton HM 11, Bermuda
(Address of principal executive offices)

(441) 278-3140
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common shares, par value $0.01 per share	SG	Nasdaq Global Select Market
 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously announced, in light of the pendency of the consummation of the transactions (the “Closing”) contemplated by the Agreement and Plan of Merger dated as of August 6, 2020, as it may be amended from time to time, by and among Third Point Reinsurance Ltd., the Company and Yoga Merger Sub Limited, the Company postponed the 2020 Annual General Meeting of Shareholders (the “Annual Meeting”) and set the date for such meeting to occur on March 31, 2021, in the event that the Closing has not occurred by such date.

On January 7, 2021, the Company received a notice from The Nasdaq Stock Market (“Nasdaq”) indicating that the Company had not held an annual meeting of shareholders within twelve months of the end of the Company’s fiscal year ended December 31, 2019, as required by Nasdaq Listing Rule 5620(a) (the “Rule”) for continued listing.

On January 8, 2021, the Company provided Nasdaq with a plan to regain compliance with the Rule. The plan specified that the Company set the date for the Annual Meeting to occur on March 31, 2021, in the event that the Closing has not occurred by such date.

On January 11, 2021, Nasdaq accepted this plan and granted the Company an extension until March 31, 2021, to allow the Company to hold its Annual Meeting on such date and thereby regain compliance with the Rule in the event that the Closing has not occurred by such date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sirius International Insurance Group, Ltd.

By: /s/ Gene Boxer
Name: Gene Boxer
Title: Chief Strategy Officer & Group General Counsel

Date: January 13, 2021